EXHIBIT 10.11

                       Management Services Agreement

Agreement dated as of November 1, 2003, by and between Cygni Capital LLC, a California limited liability company ("Company") and Caneum, Inc., a Nevada corporation registered to do business in California ("Client").

WHEREAS, Client subleases certain space from Company pursuant to that certain sublease dated November 1, 2003 between the parties hereto, and Client wishes Company to perform the services described in Schedule A hereto ("Services"), which shall be performed in accordance therewith and in accordance with the terms hereof, and

WHEREAS, Company wishes to perform Services subject to the terms and conditions set forth herein,

NOW, THEREFORE, the parties hereto agree as follows:

1.   Basic Obligations of the Parties

     1.1 Services. Subject to the terms and conditions provided for herein,

          (a) Company, in consideration of the Contract Price (as defined in Section 2.1) agrees to perform Services, and

          (b)  Client agrees to pay for Services as set forth in Section
               2.1.

     1.2 Employees. All personnel assigned by Company to perform Services will be employees or consultants of Company. Company will be considered, for all purposes, an independent contractor, and it will not, directly or indirectly, act as an agent, servant or employee of Client, or make any commitments or incur any liabilities on behalf of Client without its prior written consent.

2.   Terms of Payment and Volumes

     2.1 Contract Price. In consideration for performance of Services, Client shall make payment to Company for Services rendered hereunder at the rate of two thousand dollars ($2000) per month (the "Contract Price"). The Contract Price includes all amounts to be paid by Client under this Agreement, other than as specifically set forth herein, and shall be payable monthly in arrears.

     2.2 Volume. Client makes no representations or guarantees as to the volume of Services that it will require Company to perform under this Agreement; provided, however, that Company agrees to use its best efforts to perform such Services as Client reasonably requests.

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3.   Term of Agreement

     3.1 Term. This Agreement shall be effective from the date hereof and shall terminate on June 30, 2004, at which time it may be renewed, extended, or modified by a written agreement signed by both parties hereto; provided, however, that either party shall have the right to terminate this Agreement prior to such date, at any time upon not less than thirty (30) days written notice to the other party specifying the effective date for termination.

     3.2 Survival of Certain Articles. Company agrees that notwithstanding the termination of this Agreement pursuant to Section 3.1 hereof, Articles 6, 8, and 9 shall survive any such termination and remain in full force and effect.

4.   Risk of Loss; Insurance and Laws

     4.1 Risk. Company will provide for all proper safeguards and shall assume all risks of loss to Company and its employees and consultants incurred in performing Services hereunder.

     4.2 Insurance. Company will provide all necessary insurance coverage reasonably necessary to perform the Services.

     4.3 Laws. Company shall comply with applicable federal, state and local laws and regulations governing health and safety of its employees assigned to perform Services.

5.   Performance of Services

     5.1 Conduct of Personnel. Without limiting the responsibility of Company for the proper conduct of its personnel in the performance of Services, the conduct of the personnel performing Services is to be guided by rules and regulations as set forth from time to time in a Schedule attached hereto and any additional special written instructions as may be agreed to by Client and Company.

     5.2 Supervision. Company is responsible for the direct management and supervision of its personnel through its designated representative, and such representative will, in turn, be available at all reasonable times to report and confer with the designated agents or representatives of Client with respect to Services being rendered.

     5.3 Qualifications and Removal. Company agrees that Services to be provided will be performed by qualified, careful and efficient employees in strict conformity with the best practices and reasonable applicable standards. Company further agrees that upon request of Client it will remove from the performance of Services hereunder any of its employees who, in the reasonable opinion of Client, is guilty of improper conduct or is not qualified to perform assigned work.

6.   Confidential Information

     6.1 Restriction. Company agrees not to use or disclose to anyone other than employees of Client, during the term of this Agreement and thereafter, any Confidential Information (as

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hereinafter defined).  If requested by Client, Company shall require its employees performing Services hereunder to execute confidentiality agreements prohibiting use of disclosure of Confidential Information. For purposes of this Agreement, "Confidential Information" is (a) information contained in any materials delivered to Company pursuant to this Agreement, and (b) information which relates to Client's business affairs or that of any of its customers or affiliates.

     6.2 Delivery. Upon termination pursuant to Article 3, Company shall deliver to Client all Confidential Information and other material in which Client has exclusive rights.

7.   Excuse for Nonperformance

     7.1 Delays. Company's obligation to perform Services hereunder shall be excused without liability when prevented by strike, act of God, governmental action, accident or any other condition beyond its reasonable control. Company agrees to resume performance of Services as soon as practicable following cessation of such condition.

8.   Competition and Employees

     8.1 Competition and Solicitation. Company agrees that, during the term of this Agreement and for a period of six (6) months immediately following the termination of this Agreement, it shall not: (a) solicit business from customers of Client nor (b) perform services of the sort to be performed under this Agreement for customers of Client.

     8.2 Hiring Employees. Client agrees that, during the term of this Agreement and for [ninety (90)] days immediately following the termination of this Agreement, it shall not, directly or indirectly, hire any personnel employed by Company.

9.   Disclaimer of Consequential Damages

     Client shall not in any action or proceeding, or otherwise, assert any claim for consequential damages against Company or account of any loss, cost, damage or expense which Client may suffer or incur because of any act or omission of Company or its employees in the performance of Services, and Client hereby expressly waives all such claims.

10.  Security and Records

     10.1 Security. Company will maintain strict security (i) with respect to any facilities granted access to Company by Client and (ii) regarding any materials or information delivered to Company by Client or developed by Company in the performance of Services, and Company shall allow no person other than its employees and those of Client access to such materials, information or facilities.

     10.2 Records. Company will maintain a daily record of Services rendered hereunder. Company will keep such records throughout the term of this Agreement, which records shall be available for inspection by Client at Client's reasonable request. At the termination of this Agreement, all such records shall be given to Client. Company may retain copies thereof.

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11.  General

     11.1 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party.

     11.2 Governing Law. This Agreement will be governed in all respects by the law of the State of California.

     11.3 Amendment. This Agreement, including the Schedules hereto, may be amended only by an instrument in writing executed by the parties or their permitted assignees.

     11.4 Section Headings. Section and Article headings are for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

     11.5 Notices. All notices pursuant to this Agreement shall be in writing, except as provided herein. Notices in writing shall be sufficient if hand delivered or mailed by first class mail, postage prepaid, or sent by telecommunications to the attention of the person listed below and to the party intended as the recipient thereof at the address of such party set forth below, or at such other address or to the attention of such other person as such party shall have designated for such purpose in a written notice complying as to delivery with the terms of this Section.

Company:            170 Newport Center Dr.
                    Suite 220
                    Newport Beach, CA 92660
                    Fax:  (949) 644-0096

Client:             170 Newport Center Dr.
                    Suite 220
                    Newport Beach, CA 92660
                    Fax:  (949) 644-0096

     11.6 No Waiver of Performance. Failure by either party at any time to require performance by the other party or to claim a breach of any provision of this Agreement will not be construed as a waiver of any right accruing under this Agreement, nor affect any subsequent breach, nor affect the effectiveness of this Agreement or any part hereof, nor prejudice either party as regards any subsequent action.

     11.7 Entire Agreement; Conflicting Provisions. This Agreement together with the Schedules hereto constitutes the entire agreement between Client and Company with respect to the subject matter hereof and no representation or statement not contained in the main body of this Agreement or such Schedules shall be binding upon Company or Client as a warranty or otherwise. In the event of any conflict between the terms of the main body of this Agreement and any of the Schedules hereto, the terms of the main body of this Agreement shall govern.

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IN WITNESS WHEREOF, the parties hereto have respectively caused this
Agreement to be executed by their duly authorized officers as of the day and year first written above.

"Company"

Cygni Capital LLC

By:  /s/ Eric Chess Bronk
     Eric Chess Bronk, President


"Client"

Caneum, Inc.

By:  /s/ Sukhbir Singh Mudan
     Sukhbir Singh Mudan, President



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                                SCHEDULE A
"Services"

     General Office Services, including but not limited to:

          a.   Reception;
          b.   Telephone & Facsimile;
          c.   Internet connection;
          d.   Janitorial services;
          e.   Office furniture;
          f.   URL hosting;
          g.   Email server;
          h.   Bookkeeping;
          i.   Document production & filing.




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